Exhibit 3.7

BYLAWS OF TAVROS GOLD CORP.

Table of Contents

Article	Title	Page Number
I	Meetings of Stockholders	1
II	Board of Directors	6
III	Board Committees	9
IV	Officers	9
V	Execution of Instruments, Borrowing of Money and Deposit of Corporate Funds	12
VI	Shares of Stock	13
VII	Miscellaneous	15
VIII	Indemnification	15

i

ARTICLE I

MEETINGS OF STOCKHOLDERS

SECTION 1.01. Annual Meetings. An annual meeting of the stockholders of Tavros Gold Corp., a Delaware corporation (the “Corporation”), for the election of directors and for the transaction of such other business as properly may come before the meeting, shall be held at such time and place as may be determined by resolution of the board of directors of the Corporation (the “Board”).

SECTION 1.02. Special Meetings. Except as provided by Section 211(c) of the General Corporation Law of the State of Delaware (the “DGCL”) with respect to meetings that may be ordered by the Delaware Court of Chancery, special meetings of the stockholders may be called at any time but only by the Chairman of the Board, by the President, by the Board or by a holder or holders of shares representing in the aggregate at least 20% of the then outstanding number of shares of the Corporation’s common stock (hereinafter referred to as “Common Stock”).

SECTION 1.03. Place of Meeting. All meetings of the stockholders shall be held at such place, within or without the State of Delaware, as may be designated from time to time by the Board and stated in the notice of the meeting. The Board may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely or in part by any permissible means of remote communication (which may be referred to herein as a “virtual meeting”), including electronic transmission or telephonic means in accordance with the DGCL. The Corporation shall also implement reasonable measures to ensure that stockholders may meaningfully participate in the virtual meeting through a secure and verifiable process, which focuses on access to the meeting, voting, and access to the stockholder list. If applicable, the Corporation shall also comply with requirements of the Securities and Exchange Commission for virtual meetings of stockholders, including for the electronic availability of proxy materials.

SECTION 1.04. Notice of Meetings. Except as otherwise required by law, the Secretary or an Assistant Secretary shall cause notice of the time, place and purpose or purposes of each meeting of the stockholders (whether annual or special) to be mailed or otherwise delivered, including by any permissible means of remote communication including electronic transmission or telephonic means, at least ten (but not more than sixty) days prior to the meeting to each stockholder of record entitled to notice of and to vote at such meeting at the stockholder’s physical address or electronic mail address as the same appears on the books of the Corporation at the time of such mailing or delivery. Notice of any meeting of stockholders shall not be required to be given to any person who may become a stockholder of record after such mailing or delivery of such notice and prior to the meeting, or to any stockholder who shall sign a waiver of such notice in writing, whether before or after the time of such meeting. Notice of any adjourned meeting of the stockholders shall not be required to be given unless otherwise required by law. For purposes of these bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process including a commercially available program or application.

SECTION 1.05. List of Stockholders Entitled to Vote.

(a) At least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder, shall be prepared. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

(b) If a meeting of stockholders is held solely by means of remote communication, then: (i) the list of stockholders entitled to vote at the meeting must be in an electronic format and open for examination during the entire meeting on a reasonably accessible electronic network; (ii) the information required to access the electronic list of stockholders must be provided with the notice of the annual meeting, and the Corporation must take reasonable steps to ensure that such list is available only to stockholders of the Corporation; and (iii) the list of stockholders also must be available for inspection by any stockholder during the 10-day period prior to the date of the meeting either at the Corporation’s principal place of business or on an electronic network provided that the information required to gain access to such list is included with the notice of meeting.

SECTION 1.06. Quorum.

(a) Unless otherwise provided by law or by the Corporation’s certificate of incorporation (as it may be amended or restated from time to time, the “Certificate of Incorporation”), the presence, whether in person, by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means, of the holders of record of the shares entitled to cast a majority of the votes at any meeting of the stockholders shall constitute a quorum at such meeting.

(b) Unless otherwise provided by law or by the Certificate of Incorporation, whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the presence, whether in person, by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means, of stockholders holding of record in the aggregate a majority of the outstanding shares of such class or series entitled to vote shall constitute a quorum for the transaction of such specified item of business.

(c) Whether or not a quorum shall be present at any meeting of the stockholders, the stockholders entitled to vote who are present, whether in person, by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means, or, if no stockholder entitled to vote is present in person, by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means, any officer authorized to preside at or act as secretary of such meeting, without notice other than by announcement at such meeting, may adjourn such meeting from time to time for a period not exceeding thirty (30) days at any one time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

(d) If a record date for the determination of the stockholders entitled to notice of and to vote at such meeting as originally called shall have been fixed as provided in this Article I, said record date shall apply to any adjourned meeting unless the Board fixes a new record date for the adjourned meeting, in which case notice of the adjourned meeting shall be given to each stockholder of record as of the new record date at least ten days before the date of the adjourned meeting.

SECTION 1.07. Organization. The Chairman of the Board, or in the absence thereof the President, shall preside at all meetings of stockholders. If both are absent, any other officer designated by the Board shall preside. If no officer so designated is present, the stockholders present in person, represented by proxy or voting by any permissible means of remote communication, including electronic transmission or telephonic means, may elect one of their number to preside. The Secretary shall act as secretary at all meetings of the stockholders; but in the absence of the Secretary the presiding officer may appoint any person to act as secretary of the meeting.

SECTION 1.08. Voting.

(a) At each meeting of the stockholders each stockholder entitled to vote (i) shall be entitled to such vote for each share of stock held by the stockholder as may be provided in the Certificate of Incorporation; and (ii) shall be entitled to vote in person, by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means, provided that such electronic transmission or telephonic means must either contain, or be submitted with, information from which it can be determined that it was authorized by the stockholder or proxy holder. Upon the demand of any stockholder, such stockholder shall be entitled to vote by ballot. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of its execution.

(b) At all meetings of the stockholders, all matters, other than those for which the manner of deciding is expressly regulated by law or by the Certificate of Incorporation or by Sections 2.04 or 2.09 hereof, shall be decided by a majority of the votes cast in person, by proxy or by any permissible means of remote communication, including electronic transmission or telephonic means, by the holders of shares entitled to vote thereon. The stockholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation. Shares belonging to the Corporation shall not be voted or counted in determining the total number of shares outstanding at any time.

SECTION 1.09. Inspectors. The Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed or shall fail to qualify, the person presiding at such meeting shall appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such person’s ability.

SECTION 1.10. Advance Notice of Stockholder Business.

(a) At any meeting of the stockholders of the Corporation, only such business shall be conducted as shall have been properly brought before such meeting. To be properly brought before any meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or otherwise brought before the meeting by or at the direction of the Board, or (ii) a proper matter for stockholder action under the DGCL (other than director nominations, for which the procedure is provided in Section 1.11 hereof) that has been brought before the meeting in the manner described in Section 1.10(b) hereof by a stockholder of record on both the date of the giving of the notice provided for in this Section 1.10 and on the record date for the determination of stockholders entitled to vote at such annual meeting.

(b) In addition to any other applicable requirements, for any such business proposed to be brought before the meeting by a stockholder, such stockholder must give the Corporation timely notice of such stockholder’s intent to bring such business before such meeting, in the form specified in Section 1.10(c) hereof. To be timely, such notice must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation as follows:

(i) for an annual meeting of the stockholders: not later than the 90th day, nor earlier than the 120th day, prior to the anniversary date of the immediately preceding annual meeting; provided, however, that if no annual meeting was held in the previous year or the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so delivered or received (as applicable) not later than the close of business on the earlier of (A) the tenth (10th) day after the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first, or (B) the fifth (5th) day before the meeting; and

(ii) for a special meeting of the stockholders: not later than the close of business on the earlier of (A) the tenth (10th) day after the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever occurs first or (B) the fifth (5th) day before the meeting.

(c) To be in proper form, a stockholder’s notice to the secretary shall be in writing and shall set forth:

(i) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder;

(ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice;

(iii) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the meeting;

(iv) any material interest of the stockholder in such business; and

(v) if applicable, any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, (the “Exchange Act”).

Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder’s meeting, stockholders must provide notice as required by, and otherwise comply with the requirements of, the Exchange Act, if applicable, and the regulations promulgated thereunder.

(c) No business shall be conducted at any meeting of stockholders except business brought before the meeting in accordance with the procedures set forth in this Section 1.10 or business relating to a director nomination properly brought before a meeting in accordance with Section 1.11 hereof. The chairman of the meeting may refuse to acknowledge the proposal of any business not made in compliance with the foregoing procedure.

SECTION 1.11. Advance Notice of Director Nominations.

(a) Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock (if any) of the Corporation to nominate and elect a specified number of directors. To be properly brought before an annual meeting of stockholders, or any special meeting of stockholders called for the purpose of electing directors, nominations for the election of director must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board or otherwise brought before the meeting by or at the direction of the Board or (ii) made in the manner described in Section 1.11(b) hereof by a stockholder of record on the date of the giving of the notice provided for in this Section 1.11 and on the record date for the determination of stockholders entitled to vote at such meeting.

(b) In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must give the Corporation timely notice thereof in the form specified below. To be timely, such notice must be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation within the time limits set forth in clause (i), if applicable (i.e., for an annual meeting), or clause (ii), if applicable (i.e., for a special meeting), of Section 1.10(b) hereof for other business proposed to be brought before the meeting by a stockholder. To be in proper form, a stockholder’s notice to the secretary shall be in writing and shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(ii) as to such stockholder giving notice, the information required to be provided pursuant to Section 1.10(b) hereof.

(c) Subject to the rights of any holders of preferred stock (if any) of the Corporation, no person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 1.11. If the chairman of the meeting properly determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

SECTION 1.12. Consent of Stockholders in Lieu of Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing to such action.

ARTICLE II

BOARD OF DIRECTORS

SECTION 2.01. General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board.

SECTION 2.02. Number, Term of Office and Qualifications. The number of directors of the Corporation shall be fixed from time to time by resolution of a majority of the Board, provided that the number of directors shall not be fewer than one or more than fifteen.

SECTION 2.03. Election, Qualification and Term of Office of Directors.

(a) Except as provided in Section 2.04 and Section 2.13 of these bylaws, directors shall be elected at each annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, to hold office until the next annual meeting. Directors need not be stockholders unless so required by the Certificate of Incorporation or these bylaws. The Certificate of Incorporation or these bylaws may prescribe other qualifications for directors. Each director, including a director who fills a vacancy upon the vote of directors pursuant to Section 2.04 hereof, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

(b) All elections of directors at any meeting of stockholders shall be by written ballot, unless otherwise provided in the Certificate of Incorporation. If authorized by the Board, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must be either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized.

SECTION 2.04. Resignations and Vacancies.

(a) Any director may resign at any time upon written notice or by electronic transmission to the Chairman of the Board, with a copy to the Secretary of the Corporation.

(b) Subject to the rights of the holders of any series of preferred stock of the corporation then outstanding and unless the Board otherwise determines, newly created directorships resulting from any increase in the authorized number of directors, or any vacancies on the Board resulting from the death, resignation, retirement, disqualification, removal from office or other cause, shall, unless otherwise required by law, be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board, or by a sole remaining director. When a director resigns and the resignation is effective at a future date, a majority of the directors then in office, including (until the resignation’s effective date) the director who has so resigned, shall have power to fill such vacancy, and the person so selected to fill such vacancy shall begin his or her tenure as a director when such resignation shall become effective.

SECTION 2.05. Meetings: Place, Attendance, Organization, Etc.

(a) The Board may hold meetings, both regular and special, either within or without the State of Delaware. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee thereof, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

(b) The Chairman of the Board, or in the absence thereof the President, shall preside at all meetings of the Board. If neither of the foregoing are present, the Board shall appoint a temporary chairman from among the directors present. The Board shall follow such order of business at its meetings as it may from time to time determine.

SECTION 2.06. Regular Meetings. Regular meetings of the Board may be held with at least five business days prior notice at such time and at such place as shall from time to time be determined by the Board.

SECTION 2.07. Special Meetings; Notice.

(a) Special meetings of the Board for any purpose or purposes may be called at any time by the Chairman of the Board, the President, the Secretary or any two directors. The person(s) authorized to call special meetings of the Board may fix the place and time of the meeting. Notice of the time and place of special meetings shall be: (i) delivered personally by hand, by courier or by telephone; (ii) sent by United States first-class mail, postage prepaid; (iii) sent by facsimile; or (iv) sent by electronic mail; and shall be directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, as the case may be, as shown on the Corporation’s records.

(b) If the notice is delivered personally by hand, by courier or by telephone, sent by facsimile, or sent by electronic mail, it shall be delivered or sent (as applicable) at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by United States mail, it shall be deposited in the United States mail at least four business days before the time of the holding of the meeting. The notice need not specify the place of the meeting if the meeting is to be held at the Corporation’s principal executive office nor the purpose of the meeting.

SECTION 2.08 Quorum and Vote. Except as otherwise required by law or the Certificate of Incorporation, at all meetings of the Board, a majority of the authorized number of directors (as determined pursuant to Section 2.02 hereof) shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 2.11 hereof. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these bylaws.

SECTION 2.09. Waiver of Notice. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

SECTION 2.10. Board Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, which consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. After an action is so taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 2.11. Adjourned Meeting; Notice. If a quorum is not present at any meeting of the Board, then a majority of the directors present there may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

SECTION 2.12. Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation of directors.

SECTION 2.13. Removal of Directors. Subject to the rights of the holders of any series of preferred stock then outstanding, any director or the entire Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the corporation then entitled to vote in the election of directors.

SECTION 2.14. Corporate Governance Compliance. Without otherwise limiting the powers of the Board set forth in Section 2.01 hereof and provided that shares of capital stock of the corporation are listed for trading on any of the NASDAQ Stock Market (“NASDAQ”), the New York Stock Exchange (“NYSE”), or the NYSE-American (“NYSE-A”), the corporation shall comply with the corporate governance rules and requirements of the NASDAQ, the NYSE or the NYSE-A, as applicable.

ARTICLE III

BOARD COMMITTEES

SECTION 3.01. Committees of the Board. The Board may appoint from among its members one or more committees, each of which shall have at least two members and each of which, to the extent provided in the resolution, shall have and may exercise all the authority of the Board except as otherwise provided by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board, and the quorum for a committee of the Board shall be the presence in person or by telephone of one member, but in no case less than one-third of the total number of members of the committee. Any committee may, in its sole discretion, from time to time determine that any meeting thereof shall not be held at any place, but may instead be held solely or in part by any permissible means of remote communication, including electronic transmission or telephonic means in accordance with the DGCL.

ARTICLE IV
OFFICERS

SECTION 4.01. Number. The Board may elect a Chairman of the Board, who shall be a director, and the following additional officers who need not be directors: a President (who shall be the chief executive officer of the Corporation), one or more Vice Presidents, a Treasurer (who shall be the chief financial officer of the Corporation), and a Secretary. The Board may elect such other officers as may be appointed in accordance with the provisions of Section 4.03 hereof. In addition, the Board may designate one or more of the Vice Presidents as Executive Vice President or Senior Vice President. Any two or more offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity if such instrument is required by law or the bylaws to be executed, acknowledged, or verified by two or more officers.

SECTION 4.02. Election, Term of Office and Qualifications. The Board shall appoint the officers of the Corporation, except such officers as may be appointed by an officer in accordance with the provisions of Sections 4.03 hereof, subject to the rights, if any, of an officer under any contract of employment which may have been approved by the Board. Each officer shall hold office until his or her successor is appointed by the Board and qualified or until his or her earlier resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the corporation.

SECTION 4.03. Additional Officers and Agents. In addition to the officers of the Corporation to be appointed pursuant to Section 4.02, the Board, or the Chairman of the Board or the President with the approval of the Board, may from time to time appoint such other officers and agents as the Board or the officer making such appointment may deem necessary or advisable, to hold office for such period, have such authority and perform such duties as may be determined from time to time by the Board or the officer making such appointment.

SECTION 4.04. Resignations. Any officer may resign at any time by giving written notice of such resignation to the Board, the Chairman of the Board, the President or the Secretary. Unless a subsequent time is specified in such written notice, such resignation shall take effect upon receipt thereof.

SECTION 4.05. Removal. All officers, except those appointed in accordance with the provisions of Section 4.03, may be removed, either for or without cause, at any meeting of the Board called for that purpose, by resolution passed by a vote of a majority of the entire Board. The officers and agents appointed in accordance with the provisions of Section 4.03 may be removed, either for or without cause, at any meeting of the Board by resolution passed by a majority of a quorum, or by any superior officer or agent upon whom such power of removal shall have been conferred by the Board.

SECTION 4.06. Vacancies. A vacancy in any office by reason of death, resignation, removal, disqualification or any other cause shall be filled in the manner provided in this Article IV for election or appointment to such office.

SECTION 4.07. The Chairman of the Board. The Chairman of the Board, if one shall have been appointed, shall have the authority to preside at all meetings of the stockholders and of the Board. He or she may sign certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board. He or she shall perform such other duties as are required of by these bylaws or as from time to time may be assigned by the Board.

SECTION 4.08. The President. Unless the Board otherwise determines, the President shall be the chief executive officer of the Corporation. Subject to the direction of the Board and the Chairman of the Board, the President shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents. The President shall see that all orders and resolutions of the Board are carried into effect. Unless the Board otherwise determines, in the absence or in the case of the death or disability of the Chairman of the Board, or in the event of and during the period of a vacancy in that office, the President shall have and exercise all powers of the Chairman of the Board. He or she may sign certificates of stock of the Corporation, the issuance of which shall have been authorized by the Board. From time to time he or she shall report to the Board all matters within his or her knowledge which the interests of the Corporation may require to be brought to the Board’s notice. The President shall perform such other duties as are given to such office by these bylaws or as may from time to time be assigned by the Board or the Chairman of the Board.

SECTION 4.09. Absence of the Chairman and President. In the absence or in the case of the death or disability of the Chairman of the Board and the President, any officer designated by the Chairman of the Board or by the Board shall perform the duties of the Chairman of the Board and, when so acting, such officer shall have and exercise all the powers of the Chairman of the Board.

SECTION 4.10. The Vice Presidents. Each Executive Vice President, Senior Vice President and Vice President shall have the power of signing deeds, contracts and other instruments requiring execution by the Corporation, and shall perform such other duties as shall be assigned to such office by the Chairman of the Board or the President from time to time. Any Executive Vice President, Senior Vice President or Vice President may sign certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board. One of the Vice Presidents, as designated from time to time by the Chairman of the Board, shall act as the custodian of all deeds, leases, contracts and other legal documents and all other important papers and records of the Corporation which are delivered to such officer for safekeeping.

SECTION 4.11. The Treasurer. The Treasurer shall perform all duties incident to the office of Treasurer and/or chief financial officer. Without limiting the foregoing, the Treasure shall:

(i) have charge of and be responsible for the funds of the Corporation;

(ii) cause the moneys of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 5.03 or to be otherwise dealt with in such manner as the Board may direct;

(iii) render to the Chairman of the Board, the President or the Board, whenever requested, a statement of all his or her transactions as Treasurer;

(iv) sign (unless the Secretary, an Assistant Secretary or an Assistant Treasurer shall sign) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board;

(v) establish and maintain accounting policies, practices and procedures, including an adequate system of internal controls to safeguard the assets and properly determine the liabilities of the Corporation;

(vi) cause appropriate accounting records to be maintained and reports rendered;

(vii) establish and administer the Corporation’s tax policy, planning and compliance functions;

(viii) prepare appropriate financial reports and financial filings for government agencies, stockholders, creditors and stock exchanges;

(ix) be the custodian of all securities, negotiable instruments and other like assets of the Corporation;

(x) be empowered from time to time to require from any and all officers or agents of the Corporation reports or statements setting forth such information as he or she may desire with respect to any and all transactions of the Corporation;

(xi) render to the Chairman of the Board, the President or the Board, whenever requested, such statements and accounts as may be required; and

(xii) such other duties as are required of such office by these bylaws or as from time to time may be assigned by the Board, the Chairman of the Board or the President.

SECTION 4.13. The Secretary. The Secretary shall:

(i) record all votes and the minutes of all meetings of the stockholders and the Board, and of committees of directors when required, in a book or books to be kept for that purpose;

(ii) cause all notices to be duly given in accordance with the provisions of these bylaws and as required by law;

(iii) be custodian of the seal of the Corporation, and cause such seal or a facsimile thereof to be affixed to all certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these bylaws;

(iv) ensure that the books, reports, statements, certificates and other documents and records, other than the financial and stock books, required by statute, are properly kept and filed;

(v) sign (unless the Treasurer, an Assistant Treasurer or Assistant

Secretary shall sign) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board; and

(vi) in general, perform all duties incident to the office of Secretary and such other duties as are required of such office by these bylaws or as from time to time may be assigned by the Board, the Chairman of the Board or the President.

ARTICLE V

EXECUTION OF INSTRUMENTS, BORROWING OF MONEY

AND DEPOSIT OF CORPORATE FUNDS

SECTION 5.01. Execution of Instruments. All deeds, contracts and other instruments requiring execution by the Corporation shall be signed by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, a Vice President, or the Treasurer, and attested or countersigned by the Secretary, an Assistant Secretary, or an Assistant Treasurer; provided, however, that authority to sign any deeds, contracts or other instruments requiring execution by the Corporation may be conferred by the Board upon any person or persons whether or not such person or persons be officers of the Corporation; and provided, further, that the Chairman of the Board, the President and any Executive Vice President may delegate, from time to time, by instrument in writing, all or any part of his or her authority to any other person or persons. Such authority may be general or confined to specific instances.

SECTION 5.02. Indebtedness. When so authorized by the Board, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation secured by mortgage or pledge of the Corporation’s property or otherwise, and may do every act and thing necessary or proper in connection therewith. Such authority may be general or confined to specific instances.

SECTION 5.03. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositaries as the Board may select, or as may be selected by any officer or officers, or agent or agents, authorized so to do by the Board.

SECTION 5.04. Checks, Drafts, etc. All notes, drafts, acceptances, checks, endorsements, and all evidences of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board from time to time may determine.

SECTION 5.05. Proxies. Proxies to vote with respect to shares of stock of or equity interests in other corporations or entities owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, a Vice President or the Treasurer, and attested or countersigned by the Secretary or an Assistant Secretary of the Corporation, or by any other person or persons thereunto authorized by the Board.

ARTICLE VI

SHARES OF STOCK

SECTION 6.01. Certificates of Stock.

(a) The shares of capital stock of the Corporation shall be represented by a certificate, unless and until the Board of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock in the Corporation shall be entitled to receive a notice, signed by the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President, or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary (or signed in such other manner as may be required or permitted by law) affirming the number of shares owned by such person in the Corporation.

(b) Certificates representing shares of stock of the Corporation shall be in such form as shall have been approved by the Board and the seal of the Corporation or a facsimile thereof shall be affixed thereto. There shall be entered upon the stock books of the Corporation at the time of issuance of each share the required information for uncertificated shares (as applicable), the number of the certificate issued (as applicable), the name of the person owning the shares represented thereby or in uncertificated format, the number and class of such shares and the date of issuance thereof. Every certificate exchanged or returned to the Corporation shall be marked “Canceled,” with the date of cancellation indicated thereon.

SECTION 6.02. Transfer of Stock. Transfer of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by the holder’s attorney thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary, and on surrender of the certificate or certificates representing such shares. In the case of uncertificated shares of stock, the transfer of stock shall be made upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise expressly provided by Delaware law.

SECTION 6.03. Regulations. Subject to the provisions of this Article VI, the Board may make such rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares or uncertificated shares of the stock of the Corporation.

SECTION 6.04. Transfer Agents and Registrars. The Board may appoint one or more transfer agents and one or more registrars with respect to the uncertificated shares or certificates representing shares of stock of the Corporation and all such certificates shall bear the signatures of at least one transfer agent and one registrar.

SECTION 6.05. Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment or any right, or for the purpose of any other action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

SECTION 6.06. Lost or Destroyed Certificates. The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of any certificate representing the same. The Corporation may issue a new certificate in the place of any certificate theretofore issued by it alleged to have been lost or destroyed or uncertificated shares in place of any certificate or certificates previously issued by the Corporation, and the Board may require the owner of the lost or destroyed certificate or his or her legal representatives to give the Corporation a bond in such sum or without limit as to amount as the Board may direct, and with such surety or sureties as may be satisfactory to the Board, to indemnify the Corporation against any claim that may be made against it or any such transfer agent or registrar with respect to any such certificate alleged to have been lost or destroyed. A new certificate or uncertificated shares may be issued without requiring any Bond when, in the judgment of the Board, it is proper so to do.

ARTICLE VII

MISCELLANEOUS

SECTION 7.01. Offices. The registered office of the Corporation shall be fixed in the Certificate of Incorporation. The Corporation may establish and maintain one or more offices inside or outside of the State of Delaware, in such places as the Board from time to time may deem advisable.

SECTION 7.02. Corporate Seal. The corporate seal shall be circular in form and shall bear the name of the Corporation and shall otherwise be in such form as shall have been or shall be approved from time to time by the Board.

SECTION 7.03. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of the following December.

SECTION 7.04. Word Usage. Use of the masculine pronoun shall be deemed to include usage of the feminine pronoun where appropriate.

SECTION 7.05. Amendments. These bylaws may be altered or amended as follows: (i) at any meeting of the stockholders (annual or special) at which a quorum is present, if notice of the proposed alteration or amendment be contained in the notice of the meeting, by the affirmative vote of the holders of at least a majority of the voting power of all shares of Common Stock of the Corporation entitled to vote generally in the election of directors, or (ii) by act of the Board; provided, however, that Article VIII hereof shall not be altered, amended or repealed, and no provision inconsistent with its provisions shall be adopted, except in accordance with the provisions of Section 8.17 hereof.

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01. General. The Corporation shall indemnify against Liabilities (as hereinafter defined) and shall advance Expenses (as hereinafter defined) to an Indemnitee (as hereinafter defined) to the fullest extent permitted by applicable law and as provided in this Article VIII.

SECTION 8.02. Proceedings Other Than Proceedings by or in the Right of the Corporation. An Indemnitee shall be entitled to the indemnification provided in this Section 8.02 if, by reason of being or having been a Corporate Agent (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed Proceeding (as hereinafter defined), other than a Proceeding by or in the right of the Corporation. Pursuant to this Section 8.02, an Indemnitee shall be indemnified against Expenses (as hereinafter defined) and Liabilities (as hereinafter defined) actually and reasonably incurred by the Indemnitee or on his or her behalf in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful.

SECTION 8.03. Proceedings by or in the Right of the Corporation. An Indemnitee shall be entitled to the indemnification provided in this Section 8.03 if, by reason of being or having been a Corporate Agent, the Indemnitee is, or is threatened to be made, a party to any threatened, pending or completed Proceeding brought by or in the right of the Corporation to procure a judgment in its favor. Pursuant to this Section 8.03, an Indemnitee shall be indemnified against Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with such Proceeding and against any amount paid in settlement of such Proceeding if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such Proceeding was brought shall decide that, despite the adjudication of liability, the Indemnitee is fairly and reasonably entitled to indemnity for such Expenses in view of all the circumstances of the case; provided further, that, with respect to indemnification for settlement of any such Proceeding, the Corporation shall provide indemnification only if either the amount paid in settlement is reasonable under all the facts and circumstances, including its relationship to the estimated expense of litigating the Proceeding to conclusion, or the Court of Chancery of the State of Delaware, or the court in which such Proceeding was brought or is pending, shall determine, upon application, that in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnification for such settlement. No indemnification for amounts paid in settlement of any such Proceeding shall be required unless the Corporation has given its prior consent to such settlement.

SECTION 8.04. Indemnification for Expenses of a Party Who is Wholly or Partially Successful. Notwithstanding any other provision of this Article VIII, to the extent that an Indemnitee is, by reason of being or having been a Corporate Agent, a party to any Proceeding and is successful, on the merits or otherwise, in such Proceeding, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If an Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify such Indemnitee against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section 8.04 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

SECTION 8.05. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Article VIII, to the extent that an Indemnitee is, by reason of being or having been a Corporate Agent, a witness in any Proceeding, such Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

SECTION 8.06. Advancement of Expenses. The Corporation shall advance all reasonable Expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding upon the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by the Indemnitee or refer to invoices or bills for Expenses furnished or to be furnished directly to the Corporation, and shall include or be preceded or accompanied by an undertaking by or on behalf of the Indemnitee to repay any Expenses advanced unless it shall ultimately be determined pursuant to Section 8.07 of this Article VIII that the Indemnitee is entitled to be indemnified against such Expenses.

SECTION 8.07. Procedure for Determination of Entitlement to Indemnification.

(a) To obtain indemnification under this Article VIII, an Indemnitee shall submit to the Corporation a written request for indemnification, and provide for the furnishing to the Corporation of such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

(b) Upon written request by an Indemnitee for indemnification pursuant to Section 8.07(a) hereof, a written determination with respect to the Indemnitee’s entitlement thereto shall be made: (i) if a Change in Control (as hereinafter defined) shall have occurred, by Independent Counsel (as hereinafter defined); (ii) if a Change in Control shall not have occurred, (A) by the Board by a majority vote of the Disinterested Directors (as hereinafter defined) even though less than a quorum, or (B) by a majority vote of a quorum of Disinterested Directors on a committee of the Board, or (C) by Independent Counsel; and, if it is so determined that the Indemnitee is entitled to indemnification, payment to the Indemnitee shall be made in a timely fashion. An Indemnitee shall cooperate with the person, persons or entity making such determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to such determination. Any costs or expenses (including attorneys’ fees and disbursements) incurred by an Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Corporation (irrespective of the determination as to an Indemnitee’s entitlement to indemnification).

(c) In the event the determination of entitlement is to be made by Independent Counsel pursuant to Section 8.07(b) of this Article VIII, the Independent Counsel shall be selected as provided in this Section 8.07(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board or a committee thereof, and the Corporation shall give written notice to the Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Change of Control shall have occurred, the Independent Counsel shall be selected jointly by the Indemnitee and the Board or a committee thereof. In the event that the Board or a committee thereof cannot agree with the Indemnitee on the choice of Independent Counsel, such Counsel shall be selected by the Board or a committee thereof from among law firms having an office in the City of New York with more than 100 attorneys in such New York City office. The Corporation shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 8.07(b) hereof, and the Corporation shall pay all reasonable fees and expenses incident to the procedures of this Section 8.07(c), regardless of the manner in which such Independent Counsel was selected or appointed.

SECTION 8.08. Presumptions and Effect of Certain Proceedings.

(a) If a Change in Control shall have occurred, in making a determination with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that an Indemnitee is entitled to indemnification under this Article VIII if the Indemnitee has submitted a request for indemnification in accordance with Section 8.07(a) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

(b) If the person, persons or entity empowered or selected under Section 8.07 hereof to determine whether an Indemnitee is entitled to indemnification shall not have made such determination in a timely fashion after receipt by the Corporation of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and the Indemnitee shall be entitled to indemnification, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(c) The termination of any Proceeding or of any claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Article VIII) of itself adversely affect the right of an Indemnitee to indemnification or create a presumption that an Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that an Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d) Every Indemnitee shall be presumed to have relied upon this Article VIII in serving or continuing to serve as a Corporate Agent.

SECTION 8.09. Indemnification of Estate; Standards for Determination. If an Indemnitee is deceased and would have been entitled to indemnification under any provision of this Article VIII, the Corporation shall indemnify the Indemnitee’s estate and his spouse, heirs, administrators and executors. When the Board, a committee thereof or Independent Counsel acting in accordance with Section 8.07 hereof in determining the availability of indemnification under Sections 8.02, 8.03, 8.04 or 8.05 hereof and when an Indemnitee is unable to testify on his own behalf by reason of his death or mental or physical incapacity, said Board, committee or Counsel shall deem the Indemnitee to have satisfied applicable standards set forth in Sections 8.02, 8.03, 8.04 or 8.05 hereof unless it is affirmatively demonstrated by clear and convincing evidence that indemnification is not available under Sections 8.02, 8.03, 8.04 or 8.05 hereof, as applicable. When requested in writing by the spouse of an Indemnitee and/or the heirs, executors or administrators of an Indemnitee’s estate, the Corporation shall provide appropriate evidence of this bylaw.

SECTION 8.10. Limitation of Actions and Release of Claims. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Corporation or its affiliates (as hereinafter defined) against an Indemnitee, his spouse, heirs, executors or administrators after the expiration of two years from the date the Indemnitee ceases (for any reason) to serve as a Corporate Agent, and any claim or cause of action of the Corporation or its affiliates shall be extinguished and deemed released unless asserted by filing of a legal action within such two-year period.

SECTION 8.11. Other Rights and Remedies of Indemnitee.

(a) The Corporation, on behalf of Indemnitees, may arrange for such insurance covering such Liabilities and Expenses arising from actions or omissions of an Indemnitee in his or her capacity as a Corporate Agent as is obtainable and is reasonable and appropriate in cost and amount.

(b) In the event that: (i) a determination is made pursuant to Section 8.07 hereof that an Indemnitee is not entitled to indemnification under this Article VIII; (ii) advancement of Expenses is not timely made pursuant to Section 8.06 hereof; (iii) the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 8.07(b) hereof and such determination shall not have been made and delivered in a written opinion in a timely fashion after receipt by the Corporation of the request for indemnification; (iv) payment of indemnification is not made pursuant to Section 8.05 hereof in a timely fashion after receipt by the Corporation of a written request therefor; or (v) payment of indemnification is not made in a timely fashion after a determination has been made that an Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 8.08 hereof; then the Indemnitee shall be entitled to an adjudication in the Court of Chancery of the State of Delaware, or in any other court of competent jurisdiction, of his or her entitlement to such indemnification or advancement of Expenses. Alternatively, the Indemnitee, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration in a timely manner following the date on which the Indemnitee first has the right to commence such Proceeding pursuant to this Section 8.11(b). The Corporation shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration.

(c) In the event that a determination shall have been made pursuant to Section 8.07 of this Article VIII that an Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 8.11 shall be conducted in all respects as a de novo trial or arbitration on the merits, and the Indemnitee shall not be prejudiced by reason of that adverse determination. If a Change in Control shall have occurred, in any judicial proceeding or arbitration commenced pursuant to this Section 8.11 the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be.

(d) If a determination shall have been made or deemed to have been made pursuant to Sections 8.07 or 8.08 hereof that an Indemnitee is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 8.11, absent (i) a misstatement by the Indemnitee of a material fact, or an omission of a material fact necessary to make the Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 8.11 that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article VIII.

(f) In the event that an Indemnitee, pursuant to this Section 8.11, seeks a judicial adjudication of, or an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article VIII, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 8.15 hereof) actually and reasonably incurred by him or her in such judicial adjudication or arbitration, but only if the Indemnitee prevails therein. If it shall be determined in said judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of Expenses sought, the Expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be appropriately prorated.

SECTION 8.12. Non-Exclusivity; Survival of Rights; Subrogation.

(a) The rights of indemnification and to receive advancement of Expenses as provided by this Article VIII shall not be deemed exclusive of any other rights to which an Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation or the formation or governing documents of any affiliate, the bylaws of the Corporation or any affiliate, any agreement, any insurance policy maintained or issued, directly or indirectly, by the Corporation or any affiliate, a vote of stockholders, a resolution of Disinterested Directors, or otherwise. No amendment, alteration or repeal of this Article VIII or of any provision hereof shall be effective as to any Indemnitee with respect to any action taken or omitted by such Indemnitee as a Corporate Agent prior to such amendment, alteration or repeal. The provisions of this Article VIII shall continue as to an Indemnitee whose status as a Corporate Agent has ceased and shall inure to the benefit of his or her heirs, executors and administrators.

(b) In the event of any payment under this Article VIII, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

(c) The Corporation shall not be liable under this Article VIII to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that the Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

SECTION 8.13. Severability. If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII (including without limitation, each portion of any Section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each portion of any Section of this Article VIII containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 8.14. Certain Persons Not Entitled to Indemnification or Advancement of Expenses. Except as expressly provided in Section 8.11(b) hereof and Section 8.11(f) hereof, no person shall be entitled to indemnification or advancement of Expenses under this Article VIII with respect to any Proceeding, or any claim therein, brought or made by him or her against the Corporation.

SECTION 8.15. Definitions. For purposes of this Article VIII:

(a) Affiliate of a Person shall mean any Person (other than the Corporation) that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, the first Person. For the purposes of the above definition, the term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), shall mean the possession, directly or indirectly, of more than 50% of the then outstanding voting stock entitled to elect directors of such Person. “Person” shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, joint venture, unincorporated organization or government or any department or agency thereof.

(b) “affiliate” and “associate” shall have the meanings given such terms under Rule 405 under the Securities Act of 1933, as amended.

(c) “Change in Control” shall mean either: (i) a change in the beneficial ownership of more than fifty percent of the outstanding shares of Common Stock or (ii) a sale of all or substantially all of the assets of the Corporation.

(d) “Corporate Agent” is a person who is or was a director, officer, employee, agent or fiduciary of the Corporation or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

(e) “Disinterested Director” means a director of the Corporation who is not and was not a party to the Proceeding in respect of which indemnification is sought by an Indemnitee.

(f) “Expenses” shall include all reasonable costs, disbursements and counsel fees.

(g) “Indemnitee” includes any person who is, or is threatened to be made, a witness in or a party to any Proceeding as described in Sections 8.02, 8.03, 8.04 or 8.05 hereof by reason of his being or having been a Corporate Agent.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Corporation or the Indemnitee or any affiliate or associate of any such person, in any matter material to any such person; or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee’s rights under this Article VIII.

(i) “Liabilities” shall mean amounts paid or incurred in satisfaction of settlements, judgments, awards, fines and penalties.

(j) “Proceeding” includes any action, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative, except one initiated by an Indemnitee pursuant to Section 8.11 hereof to enforce his rights under this Article VIII.

SECTION 8.16. Notices. Any notice, request or other communication required or permitted to be given to the Corporation under this Article VIII shall be in writing and either delivered in person or sent by telex, telegram or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

SECTION 8.17. Amendments. This Article VIII may be amended or repealed only by action of the Board approved by the favorable vote of a majority of the votes cast by stockholders entitled to vote thereon (with such stockholders voting together as a single class, with each share of Common Stock entitled to one vote), except that the Board, without stockholder approval, may make technical amendments that do not substantively affect the rights of an Indemnitee hereunder.